Exhibit 10.4

SECOND AMENDMENT TO THE

GLOBAL PAYMENTS INC.

THIRD AMENDED AND RESTATED

2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

This Second Amendment to the Global Payments Inc. Third Amended and Restated 2000 Non-Employee Director Stock Option Plan (the “Director Plan”), is hereby adopted this 24th day of July, 2007, by the Board of Directors of Global Payments Inc. (the “Company”).

WHEREAS, the Company adopted the Director Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 9 of the Director Plan, the Board of Directors of the Company has the right to amend the Director Plan with respect to certain matters; and

WHEREAS, the Board of Directors has approved and authorized this Amendment to the Director Plan;

NOW, THEREFORE, the Director Plan is hereby amended, effective as of the date hereof, in the following particulars:

By deleting the first paragraph of Section 5(a) in its entirety and replacing it with the following:

“(a) Grant. Each person who becomes a Non-Employee Director shall be granted on the date that he or she first becomes a Non-Employee Director an option to purchase that number of shares of the Company’s Common Stock having a value of $80,000 pursuant to the Black-Scholes option pricing model on the date of the grant (utilizing the same assumptions as the Company utilizes for its proxy disclosure), multiplied by a fraction, the numerator or which is the number of full months before the next regularly scheduled annual shareholders meeting of the Company, and the denominator of which is 12. In addition, as of the day following each annual meeting of the Company’s public shareholders, each Non-Employee Director serving as such on that date shall be granted an option to purchase that number of shares of the Company’s Common Stock having a value of $80,000 pursuant to the Black-Scholes option pricing model on the date of the grant (utilizing the same assumptions as the Company utilizes for its proxy disclosure). Each such day that options are to be granted under the Plan is referred to hereinafter as a “Grant Date.” ”

All other provisions of the Director Plan shall remain the same.

IN WITNESS WHEREOF, Global Payments Inc., by a duly authorized officer, has executed this Amendment to the Director Plan, as of the 24th day of July, 2007.

GLOBAL PAYMENTS INC.

By:	/s/ Suellyn P. Tornay